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                                                                     EXHIBIT 5.1


July 9, 1999





The Ackerley Group, Inc.
1301 Fifth Avenue, Suite 4000
Seattle, Washington 98101

        RE:    THE ACKERLEY GROUP, INC.;
               LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

        We are acting as counsel for The Ackerley Group, Inc., a Delaware corporation ("Company"), in connection with the registration under the Securities Act of 1933, as amended ("Act"), of 4,830,000 shares of the Company's common stock, $.01 par value per share ("Shares"), consisting of (1) 3,000,000 shares to be issued by the Company, including 630,000 shares to be issued upon exercise of options to cover over-allotments ("Company Shares"), and (1) 1,200,000 shares to be sold by certain selling shareholders ("Selling Shareholders") of the Company ("Selling Shareholders Shares").

        In connection with the offering of the Shares, we have examined: (1) the form of Underwriting Agreement between various underwriters, the Company and the Selling Shareholders; (2) the Registration Statement; and (3) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Company and of the Selling Shareholders, or representations and warranties of the Company and the Selling Shareholders contained in the form of Underwriting Agreement.

        Based and relying solely upon the foregoing, we are of the opinion that:

        1. Subject to the issuance of an appropriate order by the Commission declaring the Registration Statement effective, and the compliance with applicable state securities and "blue sky" laws, the Company Shares will be, upon sale and delivery thereof and receipt by the Company of full payment as set forth in the Registration Statement, validly issued, fully paid and nonassessable.

        2. The Selling Shareholders Shares are validly issued, fully paid and nonassessable.


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The Ackerley Group, Inc.
July 9, 1999
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        Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Legal Matters" as having passed upon the validity of the Shares. In giving this consent, we do not admit that we are experts within the meaning of the Act.

                                            Very truly yours,

                                            GRAHAM & DUNN